Exhibit 99.1

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FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin/Marybeth Csaby / David Burke
212-896-1214 / 212-896-1236 / 212-896-1258
jcorbin@kcsa.com / mcsaby@kcsa.com / dburke@kcsa.com

Ampal-American Israel Corporation Responds to a News Article in an Israeli Newspaper Regarding the EMG Pipeline

Two members of EMG's Board of Directors confirmed that the pipeline was designed, built, and has the capacity to deliver no less then 7.0 BCM per annum

TEL AVIV, Israel, March 24, 2008 – Ampal-American Israel Corporation (Nasdaq: AMPL), a holding company in the business of acquiring and managing interests in various businesses, with emphasis in recent years on energy and related fields, responded today to an article in an Israeli newspaper regarding EMG and to a series of questions from Israeli shareholders and financial market experts. EMG constructed and operates an underwater pipeline that delivers natural gas from Egypt to Israel. The commissioning of the pipeline began 5 weeks ago.

Ampal is advised by two members of EMG’s board of directors, as follows:

The EMG pipeline was designed, built and will be operated by internationally leading companies and was designed and constructed to deliver the quantities contracted, and intended to be contracted, by EMG, which is up to 7 BCM annually.

According to the norms and practices of the gas industry world-wide, the specific “modes of operation” and “parameters” of a given market are managed by local dedicated companies. Local network gas-compression boosters handle delivery pressure while gas storage handles daily swings. The foreign gas supplier business – such as EMG - does not include such obligations.

EMG has advised the relevant Israeli authorities that all simulations confirm that the EMG pipeline’s delivery capacity substantially exceeds its designed capacity. They have also advised that once the Israeli system incorporates an indigenous compression capacity and, consequently, the Israeli authorities relax the existing demand for high pressure delivery at the entry point, the EMG pipeline can reach its full potential, which is much in excess of the committed 7 BCM.

EMG has further advised relevant Israeli authorities that the only circumstance under which the EMG pipeline will not meet its designated capacity would be if EMG were to agree not to make nightly off-peak delivery of gas to all IPPs. EMG does not believe this procedure (not making nightly deliveries to all IPPs) makes business sense for EMG and EMG also believes that this would not serve EMG's non-electricity producing Israeli clients. As the demand differential stems from the Israeli structure of tariffs for nightly production of electricity as well as from the absence of an Israeli domestic storage capacity, the solution is not with EMG.

About Ampal:

Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. The Company is seeking opportunistic situations in a variety of industries, with a focus on energy and related sectors. The Company’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.

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